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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                    BYLAWS OF
                         UNITED FINANCIAL HOLDINGS, INC.


                       ARTICLE I. MEETINGS OF SHAREHOLDERS

                  SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of other business shall be held on the date and at the time and place that the board of directors determines, in compliance with Article Fifteen of the Articles of Incorporation. If any annual meeting is not held, by oversight or otherwise, a special meeting shall be held as soon as practical, and any business transacted or election held at that meeting shall be as valid as if transacted or held at the annual meeting.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose shall be held when called in accordance with Article Fifteen of the Articles of Incorporation.

                  SECTION 3. PLACE. Meetings of shareholders may be held either within or outside the State of Florida.

                  SECTION 4. NOTICE. A written notice of each meeting of shareholders, stating the place, day, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date set for the meeting, either personally or by first-class mail, by or at the direction of the president, the secretary, or the officer or other persons calling the meeting.

                  SECTION 5. WAIVERS OF NOTICE. Whenever any notice is required to be given to any shareholder of the Corporation under these bylaws, the Articles of Incorporation, or the Florida Business Corporation Act, a written waiver of notice, signed anytime by the person entitled to notice shall be equivalent to giving notice. Attendance by a shareholder entitled to vote at a meeting, in person or by proxy, shall constitute a waiver of (a) notice of the meeting, except when the shareholder attends a meeting solely for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened, and (b) an objection to consideration of a particular matter at the meeting that is not within the purpose of the meeting unless the shareholders object to considering the matter when it is presented.

                  SECTION 6. RECORD DATE. For the purpose of determining the shareholders for any purpose, the board of directors may either require the stock transfer books to be closed for up to seventy days or fix a record date, which shall be not more than seventy days before the date on which the action requiring the determination is to be taken. However, a record date shall not precede the date upon which the resolution fixing the record date is adopted. If the transfer books are not closed and no record date is set by the board of directors, the record date


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shall be determined as follows: (i) for determining shareholders entitled to demand a special meeting, the record date is the date the first such demand is delivered to the Corporation; (ii) for determining shareholders entitled to a share dividend, the record date is the date the board of directors authorizes the dividend; and (iii) for determining shareholders entitled to notice of and to vote at an annual or special shareholders meeting, the record date is as of the close of business on the day before the first notice is delivered to the shareholders. When a determination of the shareholders entitled to vote at any meeting has been made, that determination shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date. The board of directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                  SECTION 7. SHAREHOLDER'S LIST FOR MEETING. A complete alphabetical list of the names of the shareholders entitled to receive notice of and to vote at the meeting shall be prepared by the secretary or other authorized agent having charge of the stock transfer book. The list shall be arranged by voting group and include each shareholder's address, and the number, series, and class of shares held. The list must be made available at least ten days before and throughout each meeting of shareholders, or such shorter time as exists between the record date and the meeting. The list must be made available at the Corporation's principal office, registered agent's office, transfer agent's office or at a place identified in the meeting notice in the city where the meeting will be held. Any shareholder, his agent or attorney, upon written demand and at his own expense may inspect the list during regular business hours for any purpose germane to the meeting. The list shall be available at the meeting and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or its adjournment.

                  If the requirements of this section have not been substantially complied with, the meeting, on the demand of any shareholder in person or by proxy, shall be adjourned until the requirements of this section are met. If no demand for adjournment is made, failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting.

                  SECTION 8. PROXIES. Any shareholder entitled to vote at any meeting of stockholders may vote either in person or by his attorney-in-fact. Every proxy shall be in writing, subscribed by the shareholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

                  SECTION 9. SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote on the matter is the act of the shareholders unless otherwise provided in the Articles of Incorporation or by law. Each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the corporation and may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. After a quorum has been established at a shareholders' meeting, a withdrawal of shareholders that reduces the number of

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shareholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of an adjournment of the meeting or an action taken at the meeting prior to the shareholders' withdrawal.

                  Authorized but unissued shares including those redeemed or otherwise reacquired by the Corporation, and shares of stock of this Corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, directly or indirectly, at any meeting shall not be counted in determining the total number of outstanding shares at any time. The president, any vice president, the secretary, and the treasurer of a corporate shareholder are presumed to possess, in that order, authority to vote shares standing in the name of a corporate shareholder, absent a bylaw or other instrument of the corporate shareholder designating some other officer, agent, or proxy to vote the shares. Shares held by an administrator, executor, guardian, or conservator may be voted by him without a transfer of the shares into his name. A trustee may vote shares standing in his name, but no trustee may vote shares that are not transferred into his name. If he is authorized to do so by an appropriate order of the court by which he was appointed, a receiver may vote shares standing in his name or held by or under his control, without transferring the shares into his name. A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares unless the instrument creating the pledge provides otherwise.

         SECTION 10. ADJOURNMENT. Any meeting of shareholders, annual or special, may be adjourned from time to time by the presiding officer or chairperson of such meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.


                              ARTICLE II. DIRECTORS

                  SECTION 1. FUNCTION. The business of this Corporation shall be managed and its corporate powers exercised by the board of directors.

                  SECTION 2. NUMBER. The Corporation shall have fourteen directors initially upon adoption of these bylaws. The number of directors may be increased or diminished from time to time by action of the board of directors or shareholders in accordance with these bylaws and the Articles of Incorporation, but no decrease shall have the effect of shortening the term of any incumbent director, unless the shareholders remove the director.

                  SECTION 3. QUALIFICATION. Each member of the board of directors must be a natural person who is eighteen years of age or older. A director need not be a resident of


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Florida or a shareholder of the Corporation.

                  SECTION 4. ELECTION AND TERM. The persons named in the Articles of Incorporation as members of the initial board of directors shall hold office for the term provided therein or until their earlier resignation, removal from office, or death. In accordance with the Articles of Incorporation, the shareholders shall elect successors to the directors at each annual meeting to replace the class of directors whose terms are expiring. The new class of directors shall hold office for the term expiring at the third succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor is elected and qualifies or until his earlier resignation, removal from office, or death.

                  SECTION 5. COMPENSATION. The board of directors has authority to fix the compensation of the directors, as directors and as officers.

                  SECTION 6. DUTIES OF DIRECTORS. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation.

                  SECTION 7. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is presumed to have assented to the action unless he votes against it or expressly abstains from voting on the action taken, or, he objects at the beginning of the meeting to the holding of the meeting or transacting specific business at the meeting.

                  SECTION 8. VACANCIES. Any vacancy occurring in the board of directors resulting from death, resignation, disqualification, removal or other cause, including any vacancy created because of an increase in the number of directors, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if the number of remaining directors does not constitute a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

                  SECTION 9. RESIGNATION OF DIRECTORS. A director may resign at any time by delivering written notice to the board of directors or its chairman or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date provided that the successor does not take office until the effective date.

                  SECTION 10. QUORUM AND VOTING. A majority of the board of directors constitutes a quorum for the transaction of business. The act of the majority of the directors at a meeting at which a quorum is present is the act of the board of directors.

                  SECTION 11. PLACE OF MEETINGS. Regular and special meetings by the board of directors may be held within or outside the State of Florida.



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                  SECTION 12. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without notice, other than this bylaw, immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than the resolution.

                  SECTION 13. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any directors.

                  SECTION 14. NOTICE OF MEETINGS. Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery or by first class United States mail, telegram, or cablegram at least two days before the meeting. Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of the meeting and all objections to the time and place of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

                  A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.


                            ARTICLE III. COMMITTEES

         SECTION 1. APPOINTMENT. The board of directors, by resolution adopted by a majority of the full board, may designate two or more of the directors to constitute a committee and prescribe the duties, constitution and procedures thereof. The designation of any committee pursuant to this Article III and the delegation of authority thereto shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

         SECTION 2. AUTHORITY. If elected, the executive committee shall have and may exercise all of the authority of the board of directors, when the board of directors is not in session, except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee. In addition, no committee shall have the authority to (a) approve or recommend to the members actions or proposals which by law must be approved by the members or the board of directors; (b) designate candidates for the office of director; (c) fill vacancies on the board of directors or any committee thereof; or (d) amend the bylaws.

         SECTION 3. TENURE. Subject to the provision of Section 8 of this
Article III, each member

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of the executive committee, or any other committee, shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the committee.

         SECTION 4. MEETINGS. Regular meetings of any committee may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of committees may be called by any member thereof upon not less than two day's notice stating the place, date and hour of the meeting, which notice maybe be written or oral. Any member of a committee may waive notice of any meeting and no notice of any meeting need by given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

         SECTION 5. QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of that committee.

         SECTION 7. VACANCIES. Any vacancy on a committee may be filled by a resolution adopted by a majority of the full board of directors.

         SECTION 8. RESIGNATIONS AND REMOVAL. Any member of any committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the any committee may resign from the committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.


                              ARTICLE IV. OFFICERS

                  SECTION 1. OFFICERS. The officers of the Corporation shall consist of a president, a secretary, and a treasurer, and may include one or more presidents of divisions, vice presidents, one or more assistant secretaries, and one or more assistant treasurers. The officers shall be elected initially by the board of directors at the organizational meeting of board of directors and thereafter at the first meeting of the board following the annual meeting of the shareholders in each year. The board from time to time may elect or appoint other officers, assistant officers, and agents, who shall have the authority and perform the duties prescribed by the board. An elected or duly appointed officer may, in turn, appoint one or more officers or assistant officers, unless the board of directors disapproves or rejects the appointment. All officers shall hold office until their successors have been appointed and have qualified or until

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their earlier resignation, removal from office, or death. One person may simultaneously hold any two or more offices. The failure to elect a president, secretary, or treasurer shall not affect the existence of the Corporation.

                  SECTION 2. CHAIRMAN OF THE BOARD. The chairman of the board, if any, shall be an officer of the Corporation and, subject to the direction of the board of directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the board of directors.

                  SECTION 3. PRESIDENT. The president, subject to the directions of the board of directors, shall be the chief executive officer and be responsible for the general and active management of the business and affairs of the Corporation, has the power to sign certificates of stock, bonds, deeds, and contracts for the Corporation, and shall preside as chairman at all meetings of the shareholders.

                  SECTION 4. VICE PRESIDENTS. Each vice president has the power to sign bonds, deeds, and contracts for the Corporation and shall have the other powers and perform the other duties prescribed by the board of directors or the president. Unless the board otherwise provides, if the president is absent or unable to act, the vice president who has served in that capacity for the longest time and who is present and able to act shall perform all the duties and may exercise any of the powers of the president. Any vice president may sign, with the secretary or assistant secretary, certificates for stock of the Corporation.

                  SECTION 5. SECRETARY. The secretary shall have the power to sign contracts and other instruments for the Corporation and shall (a) keep the minutes of the proceedings of the shareholders and the board of directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) maintain custody of the corporate records and the corporate seal, attest the signatures of officers who execute documents on behalf of the Corporation, authenticate records of the Corporation, and assure that the seal is affixed to all documents of which execution on behalf of the Corporation under its seal is duly authorized, (d) keep a register of the post office address of each shareholder that shall be furnished to the secretary by the shareholder, (e) sign with the president, or a vice president, certificates for shares of stock of the Corporation, the issuance of which have been authorized by resolution of the board of directors, (f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of secretary and other duties as from time to time may be prescribed by the president or the board of directors.

                  SECTION 6. TREASURER. The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit monies in the name of the Corporation in the banks, trust companies, or other depositaries as shall be selected by the board of directors, and (c) in general perform all the duties incident to the office of treasurer and other duties as from time to time may be assigned to him by the president or


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the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in the sum and with the surety or sureties that the board of directors determines.

                  SECTION 7. REMOVAL OF OFFICERS. An officer or agent elected or appointed by the board of directors or appointed by another officer may be removed by the board whenever in its judgment the removal of the officer or agent will serve the best interests of the Corporation. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Removal shall be without prejudice to any contract rights of the person removed. The appointment of any person as an officer, agent, or employee of the Corporation does not create any contract rights. The board of directors may fill a vacancy, however occurring, in any office.

                  An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, its board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. An officer's resignation does not affect the officer's contract rights, if any, with the Corporation.

                  SECTION 8. SALARIES. The board of directors from time to time shall fix the salaries of the officers, and no officer shall be prevented from receiving his salary merely because he is also a director of the Corporation.


                          ARTICLE V. STOCK CERTIFICATES

                  SECTION 1. ISSUANCE. Shares may but need not be represented by certificates. The board of directors may authorize the issuance of some or all of the shares of the Corporation of any or all of its classes or series without certificates. If certificates are to be issued, the share must first be fully paid.

                  SECTION 2. FORM. Certificates evidencing shares in this Corporation shall be signed by the president or a vice president and the secretary, assistant secretary or any other officer authorized by the board of directors, and may be sealed with the seal of this Corporation or a facsimile of the seal. Unless the Corporation's stock is registered pursuant to every applicable securities law, each certificate shall bear an appropriate legend restricting the transfer of the shares evidenced by that certificate.

                  SECTION 3. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate in the place of any certificate previously issued if the shareholder of record (a) makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken, (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by the purchaser for value in good faith and without notice of any adverse

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claim, (c) if requested by the Corporation, gives bond in the form that the
Corporation directs, to indemnify the Corporation, the transfer agent, and the registrar against any claim that may be made concerning the alleged loss, destruction, or theft of a certificate, and (d) satisfies any other reasonable requirements imposed by the Corporation.

                  SECTION 4. RESTRICTIVE LEGEND. Every certificate evidencing shares that are restricted as to sale, disposition, or other transfer shall bear a legend summarizing the restriction or stating that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of the restriction.


                              ARTICLE VI. DIVIDENDS

                  The board of directors from time to time may declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                ARTICLE VII. SEAL

                  The corporate seal shall have the name of the Corporation and the word "seal" inscribed on it, and may be a facsimile, engraved, printed, or an impression seal.


                             ARTICLE VIII. AMENDMENT

                  These bylaws may be repealed or amended, and additional bylaws may be adopted, by either a vote of a majority of the full board of directors or by vote of the holders of a majority of the issued and outstanding shares entitled to vote, but the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors. In order to be effective, any amendment approved hereby must be in writing and attached to these bylaws.

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